Exhibit 99.1

Genpact Reports First Quarter 2021 Results

Total Revenue of $946 million, Up 2.5% (1% on a constant currency basis)1

Global Client Revenue of $853 million, Up 6% (5% on a constant currency basis)1, 2

Diluted EPS of $0.47, Up 7%; Adjusted Diluted EPS3 of $0.59, Up 11%

Repurchased $134 million of shares at an average price of $40.68 per share

NEW YORK, May 10, 2021 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation, today announced financial results for the first quarter ended March 31, 2021.

“We had a strong start to the year, with first quarter revenue, adjusted operating income margin, adjusted diluted EPS, and cash flow all exceeding our expectations,” said “Tiger” Tyagarajan, Genpact’s president and CEO. “The growing need of enterprises to leverage digital technologies and cloud-based analytics is creating a high demand for our solutions. These operations straddle multiple functions and buying centers opening new parts of our expanding addressable market. While I am pleased with the continued momentum we are seeing across our business, our hearts, minds and efforts are focused on supporting our teams in India and the Philippines who are being hit very hard by COVID-19 while ensuring continued services to our clients. We appreciate the outpouring of support we have received from our clients during this difficult time.”

Key Financial Results – First Quarter 2021

•	Total revenue was $946 million, up 2.5% year-over-year (1% on a constant currency basis).[1]
•

Revenue from Global Clients was $853 million, up 6%[2] year-over-year (5% on a constant currency basis)[1,2] representing 90% of total revenue, including $9 million of revenue from certain GE-divested businesses that is now included in Global Client revenue. Excluding the revenue from such GE-divested businesses, revenue from Global Clients increased 5% year over year (4% on a constant currency basis)[1].

•

Revenue from GE was $93 million, down 24% year-over-year, representing 10% of total revenue. This excludes $9 million of revenue from certain GE-divested businesses that is now included as Global Client revenue. If the revenue from these GE-divested businesses had been counted as GE revenue in the first quarter of 2021, revenue from GE would have decreased 16% year-over-year.

•	Net income was $91 million, up 7% year-over-year, with a corresponding margin of 9.6%.
•

Income from operations was $128 million, up 16% year-over-year, with a corresponding margin of 13.5%.   Adjusted income from operations was $163 million, up 20% year-over-year, with a corresponding margin of 17.2%.[4]

•	Diluted earnings per share was $0.47, up 7% year-over-year, and adjusted diluted earnings per share[3] was $0.59, up 11% year-over-year.
•	Cash generated from operations was $77 million, compared to $19 million utilized in the first quarter of 2020.
•	Genpact issued $350 million principal amount of 1.75% senior unsecured notes due April 2026 during the quarter.

[1]

Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

[2] Global Client revenue for the first quarter of 2021 includes revenue from certain businesses divested by GE that we continue to serve as Global Clients. Revenue from such businesses has been counted as Global Client revenue beginning January 1, 2021.

[3] Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

[4] Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.

•	Genpact repurchased approximately 3.3 million of its common shares during the quarter for total consideration of approximately $134 million at an average price per share of $40.68.

Full Year 2021 Outlook

Genpact continues to expect:

•	Total revenue for the full year of $3.93 to $3.99 billion, up 6.0% to 7.5%, or 5.0% to 6.5% on a constant currency basis.[1]
•	Adjusted income from operations margin[5] of approximately 16.0%.

Genpact now expects:

•

Global Client revenue growth in the range of 9.0% to 11.0%, or 8.0% to 10.0% on a constant currency basis,[1] increased from the prior outlook of 8.0% to 10.0%, or 7.0% to 9.0% on a constant currency basis,[1] due to the revenue from certain GE-divested businesses that is now classified as Global Client revenue.

•	Adjusted diluted EPS[6] of $2.27 to $2.30, increased from the prior outlook of $2.26 to $2.29.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on May 10, 2021 to discuss the company’s performance for the first quarter ended March 31, 2021. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Callers will be prompted to enter the conference ID, 5377446.

A live webcast of the call will also be made available on the Genpact Investor Relations website at https://www.genpact.com/investors. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

About Genpact

Genpact (NYSE: G) is a global professional services firm that makes business transformation real. Led by our purpose -- the relentless pursuit of a world that works better for people -- we drive digital-led innovation and digitally enabled intelligent operations for our clients. Guided by our experience reinventing and running thousands of processes for hundreds of clients, many of them Global Fortune 500 companies, we drive real-world transformation at scale. We think with design, dream in digital, and solve problems with data and analytics. Combining our expertise in end-to-end operations and our AI-based platform, Genpact Cora, we focus on the details – all 90,000+ of us. From New York to New Delhi, and more than 30 countries in between, we connect every dot, reimagine every process, and reinvent the ways companies work. We know that reimagining each step from start to finish creates better business outcomes. Whatever it is, we’ll be there with you – accelerating digital transformation to create bold, lasting results – because transformation happens here.

Safe Harbor

This press release contains certain statements concerning our future growth prospects, including our outlook for 2021, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to the impact of the COVID-19 pandemic on our business, the health and safety of our employees, clients, partners and suppliers, as well as the physical and economic impacts of the various recommendations, orders and protocols issued by local and national governmental agencies in light of the evolving situation, a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing or information technology services sectors, our ability to develop and successfully execute our business strategies, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation and other laws and

5 Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin is attached to this release.

6 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

regulations, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry, political, economic or business conditions in countries in which we operate, including the withdrawal of the United Kingdom from the European Union, commonly known as Brexit, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Michael Schneider +1 (217) 260-5041 michael.schneider@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2020	As of March 31,2021
Assets
Current assets
Cash and cash equivalents	$680,440	$644,002
Accounts receivable, net of allowance for credit losses of $27,707 and $28,290 as of December 31, 2020 and March 31, 2021, respectively	881,020	886,223
Prepaid expenses and other current assets	187,408	181,405
Total current assets	$1,748,868	$1,711,630

Property, plant and equipment, net	231,122	218,173
Operating lease right-of-use assets	304,714	307,330
Deferred tax assets	106,674	103,865
Intangible assets, net	236,732	215,976
Goodwill	1,695,688	1,689,365
Contract cost assets	225,897	233,004
Other assets, net of allowance for credit losses of $3,134 and $2,593 as of December 31, 2020 and March 31, 2021, respectively	323,818	308,581
Total assets	$4,873,513	$4,787,924

Liabilities and equity
Current liabilities
Short-term borrowings	$250,000	$—
Current portion of long-term debt	33,537	33,544
Accounts payable	13,910	21,567
Income taxes payable	41,941	56,494
Accrued expenses and other current liabilities	806,769	675,098
Operating leases liability	56,479	57,035
Total current liabilities	$1,202,636	$843,738

Long-term debt, less current portion	1,307,371	1,646,230
Operating leases liability	289,363	290,400
Deferred tax liabilities	1,516	828
Other liabilities	238,398	257,104
Total liabilities	$3,039,284	$3,038,300

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 189,045,661 and 187,176,339 issued and outstanding as of December 31, 2020 and March 31, 2021, respectively	1,885	1,867
Additional paid-in capital	1,636,026	1,630,445
Retained earnings	741,658	678,631
Accumulated other comprehensive income (loss)	(545,340)	(561,319)
Total equity	$1,834,229	$1,749,624

Total liabilities and equity	$4,873,513	$4,787,924

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended March 31,
	2020	2021
Net revenues	$923,192	$946,071
Cost of revenue	604,771	600,928
Gross profit	$318,421	$345,143
Operating expenses:
Selling, general and administrative expenses	197,342	200,732
Amortization of acquired intangible assets	10,741	16,176
Other operating (income) expense, net	(320)	353
Income from operations	$110,658	$127,882
Foreign exchange gains (losses), net	14,531	3,293
Interest income (expense), net	(11,696)	(12,342)
Other income (expense), net	(2,934)	1,392
Income before income tax expense	$110,559	$120,225
Income tax expense	24,861	28,952
Net income	$85,698	$91,273
Earnings per common share
Basic	$0.45	$0.48
Diluted	$0.44	$0.47
Weighted average number of common shares used in computing earnings per common share
Basic	190,626,757	188,650,112
Diluted	196,532,513	193,213,258

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2020	2021
Operating activities
Net income	$85,698	$91,273
Adjustments to reconcile net income to net cash (used for)/ provided by operating activities:
Depreciation and amortization	28,494	28,953
Amortization of debt issuance costs	561	557
Amortization of acquired intangible assets	10,741	16,176
Write-down of intangible assets and property, plant and equipment	—	836
Allowance for credit losses	2,156	727
Unrealized gain on revaluation of foreign currency asset/liability	(9,655)	(3,127)
Stock-based compensation expense	17,487	17,430
Deferred tax expense (benefit)	(392)	31
Others, net	(348)	201
Change in operating assets and liabilities:
Increase in accounts receivable	(3,858)	(6,385)
(Increase) decrease in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(84,098)	14,526
Increase in accounts payable	4,557	7,700
Decrease in accrued expenses, other current liabilities, operating leases liabilities and other liabilities	(74,788)	(106,727)
Increase in income taxes payable	4,796	14,985
Net cash (used for)/ provided by operating activities	$(18,649)	$77,156
Investing activities
Purchase of property, plant and equipment	(20,956)	(12,010)
Payment for internally generated intangible assets (including intangibles under development)	(3,236)	(1,897)
Proceeds from sale of property, plant and equipment	312	681
Payment for business acquisitions, net of cash acquired	—	(5,309)
Net cash used for investing activities	$(23,880)	$(18,535)
Financing activities
Repayment of finance lease obligations	(1,950)	(3,037)
Payment of debt issuance costs	(620)	(1,893)
Proceed from long-term debt	—	350,000
Repayment of long-term debt	(8,500)	(8,500)
Proceeds from short-term borrowings	125,000	—
Repayment of short-term borrowings	(30,000)	(250,000)
Proceeds from issuance of common shares under stock-based compensation plans	4,063	6,596
Payment for net settlement of stock-based awards	(26,238)	(28,721)
Dividend paid	(18,543)	(20,115)
Payment for stock repurchased and retired (including expenses related to stock repurchase)	(45,021)	(134,218)
Net cash used for financing activities	$(1,809)	$(89,888)
Effect of exchange rate changes	(21,134)	(5,171)
Net decrease in cash and cash equivalents	(44,338)	(31,267)
Cash and cash equivalents at the beginning of the period	467,096	680,440
Cash and cash equivalents at the end of the period	$401,624	$644,002
Supplementary information
Cash paid during the period for interest	$5,295	$4,086
Cash paid during the period for income taxes, net of refund	$69,357	$21,988

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•	Adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted diluted earnings per share; and
•	Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles recorded at the company’s formation in 2004 for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Additionally, in its calculations of non-GAAP financial measures, Genpact’s management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses, and certain gains, losses and impairment charges attributable to equity-method investments from GAAP income from operations, because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact’s management adds back adjusted stock-based compensation expense, amortization and impairment of acquired intangible assets, acquisition-related expenses and restructuring expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three months ended March 31, 2020 and 2021:

Reconciliation of Net income/Margin to Adjusted Income from Operations/Margin

(In thousands)

	Three months ended March 31,
	2020	2021
Net income	$85,698	$91,273
Foreign exchange (gains) losses, net	(14,531)	(3,293)
Interest (income) expense, net	11,696	12,342
Income tax expense	24,861	28,952
Stock-based compensation expense	17,487	17,430
Amortization and impairment of acquired intangible assets	10,514	15,952
Adjusted income from operations	$135,725	$162,656
Net income margin	9.3%	9.6%
Adjusted income from operations margin	14.7%	17.2%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin

(In thousands)

	Three months ended March 31,
	2020	2021
Income from operations	$110,658	$127,882
Stock-based compensation expense	17,487	17,430
Amortization and impairment of acquired intangible assets	10,514	15,952
Other income (expense), net	(2,934)	1,392
Adjusted income from operations	$135,725	$162,656
Income from operations margin	12.0%	13.5%
Adjusted income from operations margin	14.7%	17.2%

Reconciliation of Diluted EPS to Adjusted Diluted EPS7

(Per share data)

	Three months ended March 31,
	2020	2021
Diluted EPS	$0.44	$0.47
Stock-based compensation expense	0.09	0.09
Amortization and impairment of acquired intangible assets	0.05	0.08
Tax impact on stock-based compensation expense	(0.04)	(0.03)
Tax impact on amortization and impairment of acquired intangible assets	(0.01)	(0.02)
Adjusted diluted EPS	$0.53	$0.59

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2021:

[7] Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

Reconciliation of Outlook for Net income Margin to Adjusted Income from Operations Margin8

Year ending December 31, 2021
Net income margin	8.7%
Estimated foreign exchange (gains) losses, net	(0.1)%
Estimated interest (income) expense, net	1.2%
Estimated income tax expense	2.8%
Estimated stock-based compensation expense	2.0%
Estimated amortization and impairment of acquired intangible assets	1.4%
Adjusted income from operations margin	16.0%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from Operations Margin8

Year ending December 31, 2021
Income from operations margin	12.5%
Estimated stock-based compensation expense	2.0%
Estimated amortization and impairment of acquired intangible assets	1.4%
Estimated other income (expense), net	0.1%
Adjusted income from operations margin	16.0%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS8

(Per share data)

	Year ending December 31, 2021
	Lower	Upper
Diluted EPS	$1.76	1.79
Estimated stock-based compensation expense	0.41	0.41
Estimated amortization and impairment of acquired intangible assets	0.30	0.30
Estimated tax impact on stock-based compensation expense	(0.12)	(0.12)
Estimated tax impact on amortization and impairment of acquired intangible assets	(0.08)	(0.08)
Adjusted diluted EPS	$2.27	2.30	7

[8] Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.